EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-48355/48355-01) and the Registration Statements on Form S-8 (Nos. 33-52810, 33-77168, 33-89298, 33-80439, 333-20993, 333-42241, 333-61669, 333-80027, 333-72758 and 333-96011) of Tommy Hilfiger Corporation of our report dated May 16, 2003 relating to the financial statements which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

July 17, 2003